                                                                    EXHIBIT 10.9


                           AIG HIGHSTAR CAPITAL, L.P.

                          175 Water Street, 26th Floor
                            New York, New York 10038

                                                               December 26, 2003

Mr. Robert Hadden
ASC CENTRAL, LLC
c/o GE Capital Services Structured Finance Group, Inc.
120 Long Ridge Road
Stamford, CT 06927

 Subject: Southern Star Central Corp. - Restricted Payment Calculation

Dear Mr. Hadden:


         With respect to the conditions to distributions set forth in Section 2(b) of that certain letter agreement dated July 31, 2003 (the "July Consent Letter") between us (the "ASC Distribution Test") Highstar is proposing that the ASC Distribution Test be amended such that the amount available for distribution in any quarter from Southern Star Central Corp. ("SSC") to the common shareholders will equal the "Restricted Payment" available for distribution for that quarter ("Permitted Distributions") pursuant to Section 4.07 of that certain indenture dated as of August 8, 2003 between SSC, as issuer and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the "Indenture"; as such "Restricted Payments" are defined and calculated pursuant to the Indenture), subject to the following additional conditions:

          (i) An escrow account (the "Escrow Fund") will be established at Mellon Bank to effectuate this letter pursuant to documentation reasonably acceptable to the parties hereto.

          (ii) Through December 31, 2004, Permitted Distributions from SSC will be made to the Escrow Fund. Calculation of Permitted Distributions made by SSC to the Escrow Fund will be described in reasonable specificity in a certificate of an officer of SSC (which certification shall also state that the distributions to be made are permitted under the Indenture and this letter) and delivered to you simultaneous with the deposit.

          (iii) Subject to the limitations in the following sentence, funds may be withdrawn by Highstar from the Escrow Fund not more than once during each calendar quarter, but only to the extent (A) Southern Star Central Gas Pipeline, Inc. ("Central") has sufficient cash generated from operations or from lines of credit existing on the date of this letter to meet its cash requirements as then due, (B) the conditions in clauses (iv) and (vi) below have been met and (C) Highstar delivers an officer's certificate confirming that the conditions referred to in this sentence (the "Withdrawal Conditions") have been met. Withdrawals for any quarter will not exceed the lesser of: (A) $5 million and (B) the Escrow Fund balance. During the period from the date hereof through December 31, 2005, to the extent aggregate withdrawals to Highstar from the Escrow Fund are less than $25 million, such withdrawals shall be distributed to Highstar (the "Highstar Make-whole"), and you or your affiliates, as common shareholders, will not share in those withdrawals. Amounts remaining in the Escrow Fund after the Highstar Make-whole will be allocated to Highstar and you or your affiliates, as common shareholders, pro rata, based on our respective common equity interest in SSC at the time of such allocation. Following December 31, 2004, no further deposits will be made to the Escrow Fund and it will be closed pursuant to the provisions governing the Escrow Fund.

          (iv) No distributions from the Escrow Fund will be paid to Highstar while (i) either SSC or Central is in material default under any financing arrangement to which that company is a party, including, without limitation, the Indenture and the "UBC Loan" (as defined in the July Consent Letter) or the Shareholders Agreement among SSC and us or (ii) SSC is not current in the payment of dividends on account of the Series A Preferred Stock as provided in Article 4A of SSC's Amended and Restated Certificate of Incorporation in effect on the date hereof.

          (v) In the event cash requirements for Central exceed cash generated from operations and availability under existing lines of credit, any balance in the Escrow Fund will be provided to SSC and transferred by SSC to Central before incurring any additional debt.

          (vi) All Escrow Fund distributions subsequent to the first distribution are also subject to the appointment of a director of Central who is, in your reasonable judgment, otherwise independent of SSC, Central, Highstar and their affiliates and has requisite experience to provide industry-specific guidance to the Central board.

    Appendix A sets forth a schedule of projected distributions, as well as amounts added to/(subtracted from) the Escrow Fund, based on the proposed amended ASC Distribution Test.

         This letter is not intended to create any rights in any person or entity that is not a signatory hereto.

         Please indicate your approval of the foregoing by executing this letter in the space provided below.


                                        Very truly yours,


                                        AIG HIGHSTAR CAPITAL, L.P.

                                        By: AIG Global Investment Corp., its
                                        Manager

                                        By:
                                         -------------------------------------
                                        Name:
                                        Title:



AGREED TO AND APPROVED:

ASC Central, LLC

By: AIRCRAFT SERVICES CORPORATION, its Managing Member


By: /s/ Robert Hadden
----------------------------------
Name:  Robert Hadden
Title: Vice President


SSC hereby agrees to enter into documentation related to the Escrow Fund to effectuate this letter.



Southern Star Central Corp.

By:
----------------------------------
Name:
Title:

         Please indicate your approval of the foregoing by executing this letter in the space provided below.


                                        Very truly yours,


                                        AIG HIGHSTAR CAPITAL, L.P.

                                        By: AIG Global Investment Corp., its
                                        Manager

                                        By: /s/ Christopher Lee
                                         -------------------------------------
                                        Name:  Christopher Lee
                                        Title: Managing Director



AGREED TO AND APPROVED:

ASC Central, LLC

By: AIRCRAFT SERVICES CORPORATION, its Managing Member


By:
----------------------------------
Name:
Title:


SSC hereby agrees to enter into documentation related to the Escrow Fund to effectuate this letter.



Southern Star Central Corp.

By: /s/ Michael Walsh
----------------------------------
Name:  Michael Walsh
Title: Treasurer